Exhibit 4.3

1.650% SENIOR NOTE DUE 2029

THIS IS A SECURITY IN GLOBAL FORM WITHIN THE MEANING OF THE SENIOR INDENTURE REFERRED TO HEREINAFTER.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, SA/NV (“EUROCLEAR”) OR CLEARSTREAM BANKING, S.A. (“CLEARSTREAM” AND TOGETHER WITH EUROCLEAR, EACH A “DEPOSITARY”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY (AS DEFINED BELOW) OR ITS NOMINEE OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK MELLON, LONDON BRANCH (OR ITS SUCCESSOR), AS COMMON DEPOSITARY FOR EUROCLEAR AND CLEARSTREAM (THE “COMMON DEPOSITARY”) (AND ANY PAYMENT HEREON IS MADE TO THE COMMON DEPOSITARY OR ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY OR ITS NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SENIOR INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

CUSIP No. 14040H CC7

ISIN No. XS2010331440

Common Code: 201033144

No.	Principal Amount €

CAPITAL ONE FINANCIAL CORPORATION

1.650% SENIOR NOTES DUE 2029

Capital One Financial Corporation, a Delaware corporation (the “Company”), for value received, hereby promises to pay to The Bank of New York Depositary (Nominees) Limited, as nominee for the Common Depository on behalf of Euroclear or Clearstream, or registered

assigns the principal sum of                  Euros (€                ), at the Company’s office or agency for said purposes, on June 12, 2029 (the “Stated Maturity”).

Interest Payment Dates: June 12

Regular Record Dates: The fifteenth calendar day (whether or not a business day) immediately preceding the relevant Interest Payment Date

Reference is made to the further provisions set forth on the reverse hereof, including the definitions of certain capitalized terms. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Senior Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

CAPITAL ONE FINANCIAL CORPORATION

By:
Name:
Title:

Attest By:
Name:
Title:

[Company’s Signature Page to Senior Note 2029]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities issued under the within-mentioned Senior Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[Trustee’s Signature Page to Senior Note 2029]

REVERSE OF SECURITY

Capital One Financial Corporation

1.650% Senior Notes Due 2029

This Security is one of a duly authorized issue of debt securities of the Company, of the series hereinafter specified, all issued or to be issued under a Senior Indenture, dated as of November 1, 1996 (the “Senior Indenture”), and duly executed and delivered by the Company to The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., as successor to Harris Trust and Savings Bank, as trustee (hereinafter, the “Trustee”). Reference to the Senior Indenture and the Officers’ Certificate thereunder establishing the terms of this Security (hereinafter, the “Officers’ Certificate for the Notes”) is hereby made for a description of the respective rights and duties thereunder of the Trustee, the Company and the Holders of the Securities. This Security is one of a series designated as the “1.650% Senior Notes Due 2029” of the Company (hereinafter called the “Notes”), issued under the Senior Indenture. Each Holder by accepting a Note, agrees to be bound by all terms and provisions of the Senior Indenture, as supplemented and amended by the Officers’ Certificate for the Notes, and as amended from time to time, applicable to the Notes.

Neither the Senior Indenture nor the Notes limit or otherwise restrict the amount of indebtedness which may be incurred or other securities which may be issued by the Company. The Notes issued under the Senior Indenture are direct, unsecured obligations of the Company and will mature on June 12, 2029. The Notes rank on parity with all other unsecured, unsubordinated indebtedness of the Company.

The Company promises to pay interest on the principal amount of this Security at the rate of 1.650% per annum. The Company will pay interest annually in arrears on June 12 of each year (each, an “Interest Payment Date”), commencing on June 12, 2020. Interest on this Security will accrue from June 12, 2019 or from the most recent June 12 to which interest on the Notes has been paid or duly provided for, until payment of said principal sum has been made or duly provided for. Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or June 12, 2019, if no interest has been paid on the Notes), to, but excluding, the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. The Company will pay interest to the Person in whose name this Security is registered at the close of business on the fifteenth calendar day (whether or not a business day) immediately preceding the relevant Interest Payment Date, except that the Company will pay the interest payable at the Stated Maturity of this Security to the Person or Persons to whom the principal is payable. The Company will pay interest in euros. If, on or after the date hereof, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond its control or if the euro is no longer being used by the then member states of the European Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Company or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the euro. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Senior Indenture. As used herein, “market exchange rate” means the noon buying rate in The City of New York for cable transfers of euros as certified for customs purposes (or, if not so certified, as otherwise determined) by the United States Federal Reserve Board. The Company will make payments in respect of Notes in global form (including principal and interest) to the Holder thereof or a nominee of the Holder, by wire transfer of immediately available funds as of the close of business on the date such payments are due.

If the Company defaults in the payment of interest due on any Interest Payment Date after taking into account any applicable grace period, such defaulted interest shall be paid as set forth in the Senior Indenture.

The Notes are not entitled to any sinking fund.

The Notes are subject to defeasance pursuant to Section 402 of the Senior Indenture.

The Notes are not convertible into common stock of the Company.

The Company will, subject to the exceptions and limitations set forth in Section 4(f) of the Officers’ Certificate for the Notes, pay to or on account of a beneficial owner of any Note who is a Non-U.S. Holder (as defined in the Officers’ Certificate for the Notes) such additional amounts (the “Additional Amounts”) as are necessary to ensure that the net payment by the Company of the principal of and interest on such Note, after deduction or withholding for any present or future tax, assessment or other governmental charge imposed by or on behalf of the United States (or any political subdivision or taxing authority of the United States) on such payment, will not be less than the amount that would have been payable had no such deduction or withholding been required.

The Company may redeem the Notes prior to maturity in whole, but not in part, on not more than 60 days’ notice and not less than 10 days’ notice, at a redemption price equal to 100% of their principal amount plus any accrued interest and additional amounts to, but not including, the date fixed for redemption if the Company determines that, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein, or any income tax treaty, or any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings, or treaties, which change or amendment becomes effective on or after the date of issuance of the Notes, the Company has or will become obligated to pay Additional Amounts with respect to the Notes.

If the Company exercises the above mentioned option to redeem the Notes, the Company will deliver to the Trustee a certificate signed by an authorized officer stating that the Company is entitled to redeem the Notes. Other than as set forth above, the Notes are not subject to redemption prior to maturity. The Notes are not subject to repayment at the option of the Holders at any time prior to maturity.

If money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on the redemption date is deposited with the Trustee on or before the redemption date and certain other conditions are satisfied, then on and after the redemption date, interest will cease to accrue on such Notes called for redemption and such Notes will cease to be outstanding. If the redemption date is not a business day, the Company will pay the redemption price on the next business day without any interest or other payment due to the delay.

In case an Event of Default shall have occurred and is continuing with respect to the Notes, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Senior Indenture. The Senior Indenture provides that in certain circumstances such declaration and its consequences may be waived by the Holders of not less than a majority in aggregate principal amount of the Notes then Outstanding. However, any such consent or waiver by the Holder shall not affect any subsequent default or impair any right consequent thereon.

The Senior Indenture permits the Company and the Trustee, without the consent of the Holders of the Notes for certain situations and with the consent of not less than two-thirds of the Holders in aggregate principal amount of the Outstanding Notes of each series affected by such supplemental indenture in other situations, to execute supplemental indentures adding to, modifying, or changing various provisions of, the Senior Indenture; provided that no such supplemental indenture, without the consent of the Holder of each Outstanding Note affected thereby, shall (i) change the Stated Maturity of the principal of or any installment of interest on the Notes; (ii) reduce the principal amount thereof or the rate of interest thereon, or adversely affect the right of repayment of any Holder; (iii) change the Place of Payment or Currency in which the principal of or interest on the Notes is payable, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof; (iv) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Senior Indenture or certain defaults thereunder and their consequences) provided for in the Senior Indenture, or reduce the requirements of Section 1504 for quorum or voting; or (v) modify any of the provisions of Sections 902, 513 or 1008 of the Senior Indenture, except to increase any such percentage or provide that certain other provisions of the Senior Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1005, 1006 or 1007 of the Senior Indenture, if before the time it would have to comply, the Holders of at least a majority in principal amount of the Outstanding Notes, by act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

No reference herein to the Senior Indenture and no provision of this Security or of the Senior Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of or interest on this Security at the respective times and at the rate herein prescribed.

The Notes are issuable in registered form without coupons in minimum denominations of €100,000 and in integral multiples of €1,000 in excess thereof. A Holder may exchange the Notes for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Senior Indenture.

Upon due presentment for registration of transfer of the Notes at the office or agency for said purpose of the Company, a new Note or Notes of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Senior Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

Prior to due presentation of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee, may deem and treat the Holder hereof as the owner of this Security (whether or not any payment with respect to this Security shall be overdue), for the purpose of receiving payment of principal of and (subject to the provisions of the Senior Indenture) interest hereon and for all other purposes whatsoever, whether or not any payment with respect to this Security shall be overdue, and neither the Company, nor the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of or interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, or because of the creation of any indebtedness represented thereby, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

The term “business day” means any day that is not a Saturday or Sunday (i) that is not a day on which banking institutions in New York, New York, Chicago, Illinois, McLean, Virginia or London, England are authorized or obligated by law to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system, or the TARGET2 system, or any successor thereto, operates.

All terms used in this Security (and not otherwise defined in this Security) that are defined in the Senior Indenture shall have the meanings assigned to them in the Senior Indenture.